INDEX 500 PORTFOLIO
                            A FUND OF
               VARIABLE INSURANCE PRODUCTS FUND II
                 SPECIAL MEETING OF SHAREHOLDERS
                       SEPTEMBER 15, 1999
                           11:00 A.M.
                                   WELCOMING REMARKS
               CHAIRMAN: BEFORE COMMENCING WITH THE BUSINESS OF THE MEETING, I WOULD LIKE TO INTRODUCE MYSELF AND THE PEOPLE AT THE TABLE WITH ME. MY NAME IS RICH SILVER, I AM THE TREASURER OF THE FUNDS, AND I WILL BE ACTING AS CHAIRMAN OF THIS MEETING IN THE ABSENCE OF EDWARD C. JOHNSON 3d. WITH ME ARE MR. MARVIN MANN, AN INDEPENDENT TRUSTEE OF THE TRUST, MR. ERIC ROITER, GENERAL COUNSEL OF FMR AND MS. MEG DIDONNA, SENIOR LEGAL COUNSEL, WHO WILL BE ACTING AS SECRETARY. AFTER THE FORMAL BUSINESS OF THE MEETING IS CONCLUDED, WE WILL ADJOURN AND THE FUND'S GROUP LEADER AND PORTFOLIO MANAGER WILL BE AVAILABLE TO ANSWER QUESTIONS CONCERNING THE FUND'S OPERATIONS.
                    MR. MANN AND MR. ROITER HAVE BEEN DESIGNATED
               AS PROXY AGENTS FOR ALL SHAREHOLDERS WHO HAVE PROPERLY RETURNED THEIR PROXY CARDS. THEY WILL BE MAKING AND SECONDING THE VARIOUS MOTIONS AS REPRESENTATIVES OF THOSE SHAREHOLDERS. THE TRUST HAS VOTING RIGHTS BASED ON THE NUMBER OF SHARES OWNED. ACCORDINGLY, EACH SHAREHOLDER IS ENTITLED TO ONE VOTE FOR EACH SHARE OF THE FUND HELD ON THE RECORD DATE FOR THE MEETING.
                    THE SECRETARY HAS ADVISED ME THAT PROXIES
               REPRESENTING 97.13% OF THE FUND HAVE BEEN
               RECEIVED. THIS FIGURE REPRESENTS A MAJORITY OF THE SHARES OUTSTANDING AND ENTITLED TO VOTE AT THIS MEETING AND THUS CONSTITUTE A QUORUM. ACCORDINGLY, THE MEETING IS HEREBY CALLED TO ORDER.
                         MEETING DOCUMENTS
               CHAIRMAN: THE SECRETARY HAS PRESENTED ME WITH THE FOLLOWING DOCUMENTS IN CONNECTION WITH THIS
               MEETING:
                    - NOTICE OF MEETING DATED JULY 19, 1999
                    - PROXY STATEMENT DATED JULY 19, 1999
                    - FORM OF PROXY
                 - AFFIDAVIT ATTESTING TO THE MAILING OF THESE DOCUMENTS TO THOSE RECORD SHAREHOLDERS ENTITLED TO VOTE AT THIS MEETING.
                    A LIST OF SHAREHOLDERS OF RECORD ENTITLED TO
               VOTE AT THIS MEETING IS AVAILABLE UPON REQUEST.
                         READING OF NOTICE
               CHAIRMAN: UNLESS THERE IS SOME OBJECTION, I
               BELIEVE WE CAN DISPENSE WITH A READING OF THE NOTICE, which is printed on the first page of your proxy statement.
                    HEARING NO OBJECTION, WE CAN NOW TURN TO THE
               FIRST ITEM OF BUSINESS.
ITEM 1 - TO APPROVE AN INTERIM SUB-ADVISORY AGREEMENT WITH BANKERS TRUST COMPANY FOR INDEX 500 PORTFOLIO.
               CHAIRMAN: THE FIRST ITEM OF BUSINESS IS TO APPROVE
               AN INTERIM
                    SUB-ADVISORY AGREEMENT FOR INDEX 500
               PORTFOLIO AMONG BANKERS TRUST COMPANY, FMR, AND THE TRUST ON BEHALF OF THE FUND, THAT IS, OTHER THAN THE COMMENCEMENT AND TERMINATION DATES, IDENTICAL TO THE OLD SUB-ADVISORY AGREEMENT.

               PROXY AGENT 1: MR. CHAIRMAN, I MOVE THAT THE
               PROPOSAL TO APPROVE AN INTERIM
                    SUB-ADVISORY AGREEMENT WITH BANKERS TRUST
               COMPANY FOR INDEX 500 PORTFOLIO, AS SET FORTH IN PROPOSAL 1(a) IN THE PROXY STATEMENT, BE APPROVED. PROXY AGENT 2: I SECOND THE MOTION.
               CHAIRMAN: ARE THERE ANY QUESTIONS?
                    THE MEETING WILL NOW VOTE ON THE PROPOSAL.
                    THOSE IN FAVOR SAY "AYE."
               PROXY AGENTS 1&2
               AND SECRETARY: AYE.
               CHAIRMAN: THOSE OPPOSED SAY "NO."
                    WILL THE SECRETARY PLEASE REPORT ON THE
               RESULTS OF THE VOTING?
               SECRETARY:     MR. CHAIRMAN, THE FOLLOWING
               PERCENTAGE VOTES WERE RECORDED ON ITEM 1:
                    INDEX 500 PORTFOLIO
                    FOR: 90.26%
                    AGAINST:  2.80%
                    ABSTAIN:  6.94%
               CHAIRMAN: I DECLARE THAT THIS PROPOSAL HAS BEEN
               APPROVED.
ITEM 2 - TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH BANKERS TRUST COMPANY FOR INDEX 500 PORTFOLIO.
               CHAIRMAN: THE SECOND ITEM OF BUSINESS IS TO
               APPROVE A NEW
                    SUB-ADVISORY AGREEMENT FOR INDEX 500
               PORTFOLIO AMONG BANKERS TRUST COMPANY, FMR, AND THE TRUST, ON BEHALF OF THE FUND, THAT WOULD (i) REQUIRE BANKERS TRUST TO CONTINUE TO PROVIDE INVESTMENT MANAGEMENT SERVICES TO INDEX 500 PORTFOLIO BUT WOULD NOT COVER SECURITIES LENDING SERVICES, AND (ii) ALLOW FMR, BANKERS TRUST COMPANY AND THE TRUST, ON BEHALF OF THE FUND, TO MODIFY THE PROPOSED AGREEMENT SUBJECT TO THE REQUIREMENTS OF SECTION 15 OF THE 1940 ACT.
               PROXY AGENT 1: MR. CHAIRMAN, I MOVE THAT THE
               PROPOSAL TO APPROVE A NEW
                    SUB-ADVISORY AGREEMENT WITH BANKERS TRUST
               COMPANY FOR INDEX 500 PORTFOLIO, AS SET FORTH IN PROPOSAL 1(b) IN THE PROXY STATEMENT, BE APPROVED. PROXY AGENT 2: I SECOND THE MOTION.
               CHAIRMAN: ARE THERE ANY QUESTIONS?
                    THE MEETING WILL NOW VOTE ON THE PROPOSAL.
                    THOSE IN FAVOR SAY "AYE."
               PROXY AGENTS 1&2
               AND SECRETARY: AYE.
               CHAIRMAN: THOSE OPPOSED SAY "NO."
                    WILL THE SECRETARY PLEASE REPORT ON THE
               RESULTS OF THE VOTING?
               SECRETARY:     MR. CHAIRMAN, THE FOLLOWING
               PERCENTAGE VOTES WERE RECORDED ON ITEM 2:
                    INDEX 500 PORTFOLIO
                    FOR: 90.04%
                    AGAINST:  2.88%
                    ABSTAIN:  7.08%
               CHAIRMAN: I DECLARE THAT THIS PROPOSAL HAS BEEN
               APPROVED.
ITEM 3 - TO APPROVE A NEW "MANAGER-OF-MANAGERS" ARRANGEMENT FOR INDEX 500 PORTFOLIO.
               CHAIRMAN: THE THIRD AND FINAL ITEM OF BUSINESS IS TO APPROVE A NEW "MANAGER-OF-MANAGERS" ARRANGEMENT FOR INDEX 500 PORTFOLIO THAT WOULD PERMIT FMR, WITH THE APPROVAL OF THE BOARD OF TRUSTEES, TO HIRE, TERMINATE, OR REPLACE SUB-ADVISERS (INCLUDING BANKERS TRUST COMPANY), AND TO MODIFY MATERIAL TERMS AND CONDITIONS OF A SUB-ADVISORY AGREEMENT, ALL WITHOUT SHAREHOLDER APPROVAL.
               PROXY AGENT 1: MR. CHAIRMAN, I MOVE THAT THE
               PROPOSAL TO APPROVE A NEW "MANAGER-OF-MANAGERS" ARRANGEMENT FOR INDEX 500 PORTFOLIO, AS SET FORTH IN PROPOSAL 2 IN THE PROXY STATEMENT, BE APPROVED. PROXY AGENT 2: I SECOND THE MOTION.
               CHAIRMAN: ARE THERE ANY QUESTIONS?
                    THE MEETING WILL NOW VOTE ON THE PROPOSAL.
                    THOSE IN FAVOR SAY "AYE."
               PROXY AGENTS 1&2
               AND SECRETARY: AYE.
               CHAIRMAN: THOSE OPPOSED SAY "NO."
                    WILL THE SECRETARY PLEASE REPORT ON THE
               RESULTS OF THE VOTING?
               SECRETARY:     MR. CHAIRMAN, THE FOLLOWING
               PERCENTAGE VOTES WERE RECORDED ON ITEM 3:
                    INDEX 500 PORTFOLIO
                    FOR: 87.81%
                    AGAINST:  4.57%
                    ABSTAIN:  7.62%
               CHAIRMAN: I DECLARE THAT THIS PROPOSAL HAS BEEN
               APPROVED.
     THIS CONCLUDES THE FORMAL BUSINESS OF THE MEETING.
                    ARE THERE ANY QUESTIONS?
                    I WILL ENTERTAIN A MOTION THAT THE MEETING BE
               ADJOURNED.
               PROXY AGENT 1: SO MOVED.
               PROXY AGENT 2: SECONDED.
               CHAIRMAN: THOSE IN FAVOR SAY "AYE."
               PROXY AGENTS 1&2
               AND SECRETARY: AYE.
               CHAIRMAN: THOSE OPPOSED SAY "NO."
                    THE MEETING IS ADJOURNED.